Hanesbrands FAQs

Updated May 5, 2022 – New or updated information is in red

General and Current Period FAQs (Guidance comments as of May 5, 2022)

Unless otherwise indicated, all guidance and related commentary as well as comparisons to prior periods reflect continuing operations.

(1) Q: What are the main components of your full-year 2022 guidance?
A: Net Sales: We expect total net sales from continuing operations of $7.0 billion to $7.15 billion. This includes an approximate $125 million headwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. At the midpoint, our guidance represents net sales growth of approximately 6% over prior year on a constant currency basis and approximately 4% growth on a reported basis.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $780 million to $850 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax Full Potential plan-related charges (see below), is $840 million to $910 million. Our operating profit guidance includes an approximate $17 million headwind from the effects of foreign exchange rates as compared to last year.

Over the past three months, increased challenges in the global operating environment have resulted in an additional $65 million of net cost headwinds relative to the Company's prior full-year outlook. As a result, the Company currently expects full-year results to be near the midpoint of its full-year guidance range for sales and near the low-end of its operating profit and earnings per share guidance ranges.

Interest/Other Expenses and Tax Rate: Our guidance assumes Interest and Other expenses of approximately $148 million. Our guidance assumes an effective tax rate of approximately 17% on both a GAAP and adjusted basis.

EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $1.50 to $1.67. Our guidance for Adjusted EPS from continuing operations is $1.64 to $1.81. Adjusted EPS from continuing operations excludes pretax Full Potential plan-related expenses (see below). Both ranges are based on diluted shares outstanding of approximately 351 million for the year and exclude any potential impact from future share repurchases.

Cash flow from operations: Our full-year cash flow from operations guidance is approximately $400 million. Our capital expenditure guidance is approximately $150 million to $175 million.
Pretax expenses: Our guidance reflects approximately $60 million of pretax Full Potential plan-related charges.

(2) Q: What are the main components of your second-quarter 2022 guidance?
A: Net Sales: We expect total net sales from continuing operations of $1.68 billion to $1.73 billion. This includes an approximate $40 million headwind from the effects of foreign exchange rates as compared to last year. The foreign exchange impact is reflected within the International segment. At the midpoint, our guidance represents net sales consistent with prior year on a constant currency basis and down approximately 3% on a reported basis.

Operating Profit (GAAP and Adjusted): Our guidance for GAAP Operating Profit from continuing operations is $155 million to $175 million. Our guidance for Adjusted Operating Profit from continuing operations, which excludes pretax Full Potential plan-related charges (see below), is $170 million to $190 million. Our operating profit guidance includes an approximate $5 million headwind from the effects of foreign exchange rates as compared to last year. At the midpoint, our guidance implies an Adjusted Operating Margin of approximately 10.5%.

Interest/Other Expenses and Tax Rate: Our guidance assumes Interest and Other expenses of approximately $37 million. Our guidance assumes an effective tax rate of approximately 17% on both a GAAP and adjusted basis.

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EPS (GAAP and Adjusted): Our guidance for GAAP EPS from continuing operations is $0.28 to $0.32. Our guidance for Adjusted EPS from continuing operations is $0.32 to $0.36. Adjusted EPS from continuing operations excludes pretax Full Potential plan-related expenses (see below). Both ranges are based on diluted shares outstanding of approximately 351 million for the quarter and exclude any potential impact from share repurchases.

Pretax expenses: Our guidance reflects approximately $15 million of pretax Full Potential plan-related charges.

(3) Q: Can you provide any information on the announcement to sell the U.S. Sheer Hosiery business?
A: We reached another milestone in our Full Potential initiative to focus our portfolio in areas with the greatest potential for growth and returns. As part of this initiative, on February 3, 2022, we announced our intention to sell our U.S. Sheer Hosiery business. The assets and liabilities of the U.S. Sheer Hosiery business are reflected in ‘held for sale’ on the balance sheet. We expect this business to generate approximately $60 million of sales and essentially zero operating profit, which is reflected in our current 2022 guidance estimates.

***For prior FAQs please see our prior Securities and Exchange Commission reports, including our Current Reports on Form 8-K.***
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Charges for Actions and Reconciliation to GAAP Measures
To supplement financial results prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results concerning certain non‐GAAP financial measures, including adjusted EPS from continuing operations, adjusted income from continuing operations, adjusted income tax expense, adjusted income from continuing operations before income tax expense, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin), EBITDA and adjusted EBITDA.

Adjusted EPS from continuing operations is defined as diluted EPS from continuing operations excluding actions and the tax effect on actions. Adjusted income from continuing operations is defined as income from continuing operations excluding actions and the tax effect on actions. Adjusted income tax expense is defined as income tax expense excluding actions. Adjusted income from continuing operations before income tax is defined as income from continuing operations before income tax excluding actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. Adjusted gross profit is defined as gross profit excluding actions.

Charges for actions taken in 2022 and 2021 include professional fees, operating model charges, (gain)/loss on classification of assets held for sale, supply chain segmentation charges, technology charges and intangible asset impairment charges related to our Full Potential plan.

While these costs are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in future periods depending upon future business plans and circumstances.

We have chosen to present these non‐GAAP measures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of the Full Potential plan and other actions. We believe these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the Company’s ongoing business during each period presented without giving effect to costs associated with the execution of any of the aforementioned actions taken.

We have also chosen to present EBITDA and adjusted EBITDA to investors because it considers these measures to be an important supplemental means of evaluating operating performance. EBITDA is defined as income from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding actions and stock compensation expense. We believe that EBITDA and adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA and adjusted EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA and adjusted EBITDA should not, however, be considered as measures of discretionary cash available to invest in the growth of the business.

We are a global company that reports financial information in U.S. dollars in accordance with GAAP. As a supplement to our reported operating results, we also presents constant-currency financial information, which is a non-GAAP financial

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measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant-currency information to provide a framework to assess how the business performed excluding the effects of changes in the rates used to calculate foreign currency translation. To calculate foreign currency translation on a constant currency basis, operating results for the current-year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period). We believe constant-currency information is useful to management and investors to facilitate comparison of operating results and better identify trends in the Company’s businesses.

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies. See our press release dated April 2, 2022 to reconcile quarterly non-GAAP performance measures to the most directly comparable GAAP measure. A copy of the press release is available at www.Hanes.com/Investors.

Cautionary Statement Concerning Forward-Looking Statements
These FAQs include certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements regarding our full-year and second-quarter 2022 guidance are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: our ability to successfully execute our Full Potential plan to achieve the desired results; the effects of the COVID-19 pandemic, including global supply chain disruptions; inflation and its impact on the costs of materials, consumer spending and margins; the highly competitive and evolving nature of the industry in which we compete; the rapidly changing retail environment; our reliance on a relatively small number of customers for a significant portion of our sales; any inadequacy, interruption, integration failure or security failure with respect to our information technology; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to attract and retain a senior management team with the core competencies needed to support growth in global markets; our ability to properly manage strategic projects, such as our Full Potential plan, in order to achieve the desired results; significant fluctuations in foreign exchange rates; legal, regulatory, political and economic risks related to our international operations; our ability to effectively manage our complex multinational tax structure; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

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